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                               CB Shares(TM)

                              BOOK-ENTRY-ONLY



                         Letter of Representations



                  The CountryBaskets(TM) Index Fund, Inc.
                               Name of Issuer

                    State Street Bank And Trust Company
                               Name of Agent



The Depository Trust Company                           1996
55 Water Street, 49th Floor                    (Date)
New York, NY 10041


Attention:  General Counsel's Office

       Re:  CB Shares(TM) of The CountryBaskets(TM) Index Fund, Inc.
                            (Issue Description)


The purpose of this letter is to set out certain matters relating to the above-referenced "CB Shares(TM)" or "Securities." State Street Bank and Trust Company (the "Agent") is acting as Administrator, Custodian, Transfer Agent, Accounting Agent, Paying Agent, or other Agent with respect to the CB Shares(TM). CB Shares(TM) are shares of common stock ("Shares") of The CountryBaskets(TM) Index Fund, Inc. (the "Fund") issued by each of its initial nine series, including: the Australia Index Series, the France Index Series, the Germany Index Series, the Hong Kong Index Series, the Italy Index Series, the Japan Index Series, the South Africa Index Series, the UK Index Series, and the US Index Series pursuant to the Fund's articles of incorporation and bylaws and its registration statement on Form N-1A and related documents and instruments (the "Documents"). The Fund's Board of Directors may authorize additional series. Pursuant to the offering made in accordance with the Documents, the Fund will sell and redeem CB Shares(TM) of each series only in aggregations of a specified number of Shares ("Creation Units"). See Appendix A. CB(TM) Shares will be listed on the New York Stock Exchange. The Depository Trust Company ("DTC") will act as securities depository for the CB Shares(TM), and DTC's nominee,




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Cede & Co., will be the record or registered owner of all outstanding CB
Shares(TM).

To induce DTC to accept the CB Shares(TM) as eligible for deposit at DTC and act in accordance with its Rules with respect to the CB Shares(TM), the Issuer and the Agent make the following representations to DTC.

1. The CB Shares(TM) of each series are Shares of common stock of an open-end investment company registered or to be registered with the Securities and Exchange Commission. Each series of CB Shares(TM) will have its own CUSIP number. The Issuer shall cause to be delivered at the time of the initial deposit a global certificate for each of the series of CB Shares(TM) respectively (the "Certificates") registered in the name of DTC's nominee, Cede & Co., to be held in custody by the Agent on behalf of DTC, which will represent in each case the total number of Shares of each series respectively issued by the Fund, which number shall be adjusted as appropriate by the Agent.

      Each Certificate shall bear the following legend:

            Unless this Certificate is presented by an authorized representative of The Depository Trust Company ("DTC"), a New York corporation, to Issuer or its agent for registration of transfer, exchange, or payment, and any registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is required by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC). ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

      The Certificate shall remain in the Agent's possession as custodian for DTC pursuant to arrangements between the Agent and DTC, except as provided below.

2. In the event of any solicitation of consents from or voting by holders of the CB Shares(TM), the Issuer shall establish a record date for such purposes and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Notices to DTC pursuant to this paragraph by telecopy shall be sent to DTC's Reorganization



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      Department at (212) 709-6896, or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

            Manager, Reorganization Department
            Reorganization Window
            The Depository Trust Company
            7 Hanover Square, 23rd Floor
            New York, NY  10004-2695

Each CB(TM) Share will have one vote. DTC shall make available to the Issuer and Agent upon written request and for a customary fee from time to time a securities position listing ("SPL") of the CB(TM) Share holdings of each DTC Participant. Such request for an SPL will be addressed to DTC's Reorganization Department and shall include the CUSIP number of the respective CB Shares(TM) as well as the record date to be used to determine beneficial holders. Notices sent by telecopy will be sent to (212) 709-1093 or (212) 709-1094. Notices sent by mail or by any other means will be sent to:

            Manager, Reorganization Department
            Reorganization Window
            The Depository Trust Company
            7 Hanover Square, 23rd Floor
            New York, NY  10004-2695

      The Issuer or Agent shall provide each such DTC Participant with copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement, or communication may be transmitted to by such DTC Participant, directly or indirectly, to the beneficial owners of the CB Shares(TM).

3. All notices and payment advices sent to DTC shall contain the CUSIP number of the CB Shares(TM) of the respective series.

4. Dividend or distribution payments by the Fund or any series thereof shall be received by Cede & Co., a nominee of DTC, or its registered assignments in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between the Issuer or Agent and DTC). Such payments shall be made payable to the order of Cede & Co., and addressed as follows:



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            Manager, Cash Receipts
            Dividend Department
            The Depository Trust Company
            7 Hanover Square, 24th Floor
            New York, NY  10004-2695

In the event that the Fund takes any action in respect of payment or nonpayment of dividends or other distributions on CB Shares(TM) of any series, the Agent shall promptly notify DTC of such action, and shall give DTC notice of any applicable record date and the per CB(TM) Share amount to be paid. Such notice shall be given by telephoning the Supervisor of DTC's Dividend Announcement Section at (212) 709-1270 or by telecopy sent to
(212) 709-1723 on the date the dividend is declared. Such verbal or telecopy notice shall be followed promptly by written confirmation sent by a secure means to:

            Manager, Announcements
            Dividend Department
            The Depository Trust Company
            7 Hanover Square, 22nd Floor
            New York, NY  10004-2695

5. DTC may direct the Issuer or Agent to use any other telephone number for facsimile transmission, address or department of DTC as the number, address or department to which notices may be sent.

6. Upon written request to DTC's Reorganization Department DTC shall release security position listings only to such authorized persons of the Issuer and Agent as are listed in the attached Appendix B, as amended from time to time.

7. In the event of issuance and redemption of CB Shares(TM) in Creation Unit size aggregations or any similar transactions necessitating an increase or decrease in the number of outstanding CB Shares(TM) of any series, DTC's DWAC procedures will be followed. Agent recognizes that DTC accepts such instructions up until 6:30 p.m. New York City time. Concurrently therewith, the Agent shall make appropriate notation on an attachment to each applicable Certificate indicating the amount of such decrease or increase and the total number of CB Shares(TM) outstanding. On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through DTC's DWAC system to increase the Participant's account by a specified number of shares (a "Deposit Instruction"), Agent shall, before 6:30 p.m., New York City time, approve or cancel the Deposit Instruction through the DWAC system. On each day on which Agent is open for


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      business and on which it receives an instruction originated by a
      Participant through the DWAC system to decrease the Participant's account by a specified number of CB Shares(TM) (a "Withdrawal Instruction"), Agent shall, before 6:30 p.m. New York City time either approve or cancel the Withdrawal Instruction through the DWAC system. Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of registration of transfer to the name of Cede & Co. for the quantity of CB Shares(TM) evidenced by the instruction after the Deposit or Withdrawal Instruction is effected. All such transactions shall be effected utilizing DTC's procedures as in effect until further notice.

8. In the event the Issuer determines pursuant to the Document(s) that beneficial owners of the CB Shares(TM) shall be able to obtain certificated CB Shares(TM), the Issuer or Agent shall notify DTC of the availability of CB(TM) Share certificates and shall issue, transfer and exchange CB(TM) Share certificates in appropriate amounts as required by DTC and others.

9. (a) DTC may determine to discontinue providing its services as securities depository with respect to the CB Shares(TM) at any time by giving reasonable prior written notice (90 days) to the Issuer or Agent (with a copy to the Issuer) (at which time DTC will confirm with the Issuer or Agent the aggregate number of CB Shares(TM) of each series outstanding); provided, however, that if DTC is required to discontinue its services as securities depository pursuant to any governmental, judicial or regulatory order or decree, and such discontinuation is required in less than 90 days from the date of such order or decree, then DTC may discontinue such services by giving notice to the Issuer or Agent (with a copy to the Issuer) as soon as reasonably possible. Under such circumstances, at DTC's request, if another securities depository is not available, the Issuer and Agent shall cooperate with DTC by taking appropriate action to make available one or more separate definitive certificates evidencing CB Shares(TM) to any DTC Participant having CB Shares(TM) deposited to its DTC accounts.

      (b) The Issuer may determine to discontinue the services of DTC thereunder by giving 30 days prior written notice to DTC (at which time DTC will confirm with the Agent the aggregate number of CB Shares(TM) of each series outstanding).

10. If applicable, publication of tax information and other like notification will also be made to DTC.



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11.   Issuer (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the CB Shares(TM) any information contained in the Certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the CB Shares(TM) shall be deemed to have notice of the provisions of the Certificate(s) by virtue of submission of such Certificates(s) to DTC.

12. Nothing herein shall be deemed to require the Agent to advance funds on behalf of the Issuer.

                                    Very truly yours,

                                    THE COUNTRYBASKETS(TM) INDEX FUND, INC.
                                                 (As Issuer)


                                    THE DEPOSITORY TRUST COMPANY


                                    By:
                                       (Authorized Officer's Signature)

                                    Dated:            , 1996


                                    STATE STREET BANK AND TRUST COMPANY
                                             (As Agent)


                                    By:
                                       (Authorized Officer's Signature)

                                    Address for Purposes of Notice:

Received and Accepted:









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                                 APPENDIX A

                  THE COUNTRYBASKETS(TM) INDEX FUND, INC.

                          No. of Shares
Series                  in Creation Units             CUSIP No.

The                         100,000                   22236E109
Australia
Index

The                         100,000                   22236E208
France
Index

The                         100,000                   22236E307
Germany
Index

The                         100,000                   22236E406
Hong Kong
Index

The                         100,000                   22236E505
Italy
Index

The                         250,000                   22236E604
Japan
Index

The                         100,000                   22236E703
South
Africa
Index

The UK                      100,000                   22236E802
Index

The US                      100,000                   22236E885
Index



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                                 APPENDIX B


                  Authorized Persons of Issuer and Agent:



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                    Principal and Income Payments Rider


1. This Rider supersedes any contradictory language set forth in the Letter of Representations to which it is appended.

2.   With respect to principal and income payments in the Securities:

           A. DTC shall receive all dividend and interest payments on payable date in same-day funds by 2:30 p.m. ET (Eastern
                  Time). Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                  Chemical Bank
                  ABA 021000128
                  For credit to A/C The Depository Trust Company
                  Dividend Deposit Account 066-026776

           B. Issuer agrees that it or Agent shall provide dividend and interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer agrees that it or Agent shall provide this information directly to DTC in advance of the dividend or interest record date as soon as the information is available.

                  This information should be conveyed directly to DTC electronically. If electronic transmission is not possible, such information should be conveyed by telephone or facsimile transmission to:

                  The Depository Trust Company
                  Manager, Announcements
                  Dividend Department
                  7 Hanover Square, 22nd Floor
                  New York, New York  10004

                  Phone:  (212) 709-1270
                  Fax:  (212) 709-1723, 1686

           C. Issuer agrees that for dividend and interest payments, it or Agent shall provide automated notification of CUSIP-level detail to the



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                  depository no later than noon ET on the payment date.

           D. DTC shall receive maturity and redemption payments and CUSIP-level detail on the payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between Agent and DTC, such payments shall be wired according to the following instructions:

                  Chemical Bank
                  ABA 021000128
                  For credit to A/C Depository Trust Company
                  Redemption Account 066-027306

                  in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures a copy of which has previously been furnished to Agent.

           E. DTC shall receive all other payments and CUSIP-level detail resulting from corporate actions (such as tender offers or mergers) on the first payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between the Agent and DTC, such payments shall be wired to the following address:

                  Chemical Bank
                  ABA 021000128
                  For credit to A/C Depository Trust Company
                  Reorganization Account 066-027608